Exhibit 99.1


                            STOCK PURCHASE AGREEMENT


             THIS STOCK PURCHASE AGREEMENT is entered into this 15th day of February, 2006, by and among EDGEWATER TECHNOLOGY, INC., a Delaware corporation (the "Purchaser"), NATIONAL DECISION SYSTEMS, INC., a New Jersey corporation (the "Company"), the undersigned common shareholders of the Company (collectively, the "Common Selling Stockholders"), and the undersigned preferred shareholders of the Company (collectively, the "Preferred Selling Stockholders, and with the Common Selling Stockholders, collectively, the "Selling Stockholders"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

     A. WHEREAS, the Common Selling Stockholders own all of the outstanding capital stock of the Company (the "Common Shares");

     B. WHEREAS, the Preferred Stockholders own all of the outstanding preferred stock of the Company (the "Preferred Shares", and with the Common Shares, collectively, the "Shares"); and

     C. WHEREAS, the Selling Stockholders wish to sell the Shares to the Purchaser on the terms set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser, the Company and the Selling Stockholders, intending to be legally bound, hereby agree as follows:

SECTION 1. SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

     1.1 Sale and Purchase of Shares. Each of the Selling Stockholders hereby sells, assigns, transfers and delivers the Shares to the Purchaser, and the Purchaser hereby purchases the Shares from the Selling Stockholders, free and clear of all Encumbrances.

     1.2 Purchase Price.

         (a) Subject to the provisions of this Section 1.2, the aggregate purchase price payable by the Purchaser for the Shares (the "Purchase Price") shall be the dollar amount equal to the sum of: (i) the Closing Consideration described in Section 1.2(b) below plus (ii) the Earnout Consideration (as hereinafter defined), if any.

         (b) At the Closing, subject to the Purchase Consideration Adjustment and the other terms and conditions of this Agreement, the Purchaser shall deliver to each of the Selling Stockholders their share of the following aggregate consideration (collectively, the "Closing Consideration") payable hereunder in accordance with Annex A: (i) Seven Million Five Hundred Thousand ($7,500,000.00) Dollars in cash (the "Upfront Consideration"), and (ii) 264,610 shares of the Purchaser's Common Stock (the "Closing Shares"), as calculated in accordance with Section 1.2(h) below. Payment of the Upfront Consideration and delivery of the Closing Shares to the Selling Stockholders shall be in accordance with the wire instructions set forth on Schedule 1.2(b).


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         (c) At the  Closing,  the  Purchaser  and  Selling  Stockholders  shall execute an earnout agreement (the "Earnout Agreement") in substantially the form of Exhibit 1.2(c) attached hereto, pursuant to which, for the period commencing on the Closing Date and continuing thereafter for a period of twenty four (24) months (the "Earnout Period"), the Selling Stockholders shall be eligible to receive the Earnout Consideration (as defined in the Earnout Agreement). At the Closing, the Purchaser and the Selling Stockholders shall execute a stock restriction agreement (the "Lockup Agreement") in substantially the form of
Exhibit 1.2(c) attached hereto.

         (d) At the Closing, Purchaser shall deliver One Million ($1,000,000.00) Dollars (the "Escrow Fund") to TD Banknorth N.A. (the "Escrow Agent"), to be held by the Escrow Agent in escrow pursuant to the terms and conditions of an escrow agreement of even date herewith (the "Escrow Agreement") in substantially the form of Exhibit 1.2(d) attached hereto. At the Closing, Purchaser and The Common Selling Stockholders shall execute the Escrow Agreement. The Escrow Fund is intended to provide Purchaser with security for the indemnification obligations of the Company and the Common Selling Stockholders pursuant to
Section 9 of this Agreement.

         (e) The Agent shall deliver within two (2) days prior to the Closing Date the Estimated Closing Date Balance Sheet. If the Purchase Consideration Adjustment based on the Estimated Closing Date Balance Sheet is greater than $0, the Purchase Price shall be increased on a dollar-for-dollar basis. If the Purchase Consideration Adjustment based on the Estimated Closing Balance Sheet is less than $0, the Purchase Price shall be decreased on a dollar-for-dollar basis. All adjustments to the Purchase Price to be made pursuant to this provision shall be made to the Upfront Consideration.

         (f) The Estimated Closing Date Balance Sheet shall include the Colitz Accrual.

         (g) Within ninety (90) days from the Closing Date, Purchaser shall prepare and provide to the Agent a balance sheet of the Company, as of the close of business on the Closing Date, prepared in accordance with GAAP (the "Preliminary Closing Date Balance Sheet"). The Agent may submit to Purchaser, not later than ten (10) days from receipt of the Preliminary Closing Date Balance Sheet from Purchaser, a list of amounts or the components of the Preliminary Closing Date Balance Sheet with which the Selling Stockholders disagree, if any (a "Dispute Notice"). If no Dispute Notice is provided prior to such date, the Preliminary Closing Date Balance Sheet shall be deemed to have been accepted and agreed to by the Selling Stockholders shall be referred to as the Final Closing Date Balance Sheet, and shall be final and binding on the parties to this Agreement. In the event Agent has delivered a Dispute Notice, Purchaser and the Agent shall thereafter for a period of up to twenty (20) days negotiate in good faith to resolve any items of dispute. Any items of dispute which are not so resolved shall be submitted to the Boston, Massachusetts Office of Grant Thornton, LLP (the "Final Adjustment Auditor"), which shall be retained to resolve any such dispute, the expenses of which shall be shared one-half by Purchaser and one-half by the Selling Stockholders. The determination of such Final Adjustment Auditor shall be final and binding on the parties hereto, absent manifest error.


             (i) If the Purchase Consideration Adjustment, as finally determined based upon the Final Closing Date Balance Sheet (determined pursuant to the procedures set forth in Section 1.2(g)), exceeds the Purchase Consideration Adjustment determined based on the Estimated Closing Date Balance Sheet and actually paid prior) (such excess, if any, referred to herein as the "Additional Purchase Consideration Adjustment"), the Purchaser shall, on or within fifteen
(15) days after the Final Closing Date Balance Sheet becomes final and binding, pay to the Selling Stockholders in cash as their interest may appear the amount of the Additional Purchase Consideration Adjustment.

             (ii) If the Purchase Consideration Adjustment, as finally determined based upon the Final Closing Date Balance Sheet (determined pursuant to the procedures set forth in Section 1.2(g)), is less than the Purchase Consideration Adjustment determined based on the Estimated Closing Date Balance Sheet and actually paid) (such shortfall, if any, referred to herein as the "Reduced Purchase Consideration Adjustment"), the Selling Stockholders shall, jointly and severally on or within fifteen (15) days after the Final Closing Date Balance Sheet becomes final and binding, pay to the Purchaser in cash the amount of the Reduced Purchase Consideration Adjustment.

         (h) The  number  of  Closing  Shares  to be  delivered  to the  Selling
Stockholders at Closing under Section 1.2(b)(ii) is derived by dividing One Million Six Hundred Eighty Thousand ($1,680,000.00) Dollars by the average closing share price of the Common Stock of Purchaser for the thirty (30) consecutive trading days (the "30 Day Trailing Average") ending on the last business day immediately prior to the date of the Closing as reported on the NASDAQ. At the Closing, the Purchaser shall provide to the Agent a calculation in reasonable detail setting forth the calculation of the 30 Day Trailing Average and the number of the Closing Shares. For the avoidance of doubt, with respect to any Earnout Shares (as defined in the Earnout Agreement), the term "30 Day Trailing Average" utilized under the Earnout Agreement means the average 4:00 p.m. (EST) share price of the Common Stock of Purchaser for the thirty (30) consecutive trading days as reported on the NASDAQ ending on the last business day immediately prior to the date any Earnout Shares are to be issued to the Selling Stockholders, pursuant to the Earnout Agreement.

     1.3 Closing.

         (a) The closing of the sale of the Shares to the Purchaser (the "Closing") shall take place at the offices of the Purchaser at 10:00 a.m. (EST) on February __, 2006 (or at such other place or time as the Purchaser and the Agent may jointly designate). For purposes of this Agreement: "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3(a); and "Closing Date" means to the time and date as of which the Closing actually takes place.

         (b) At the Closing:

             (i) the Selling Stockholders shall deliver to the Purchaser the stock certificates representing all of the Shares, duly endorsed (or accompanied by duly executed stock powers), and the Purchaser shall pay the Upfront Consideration and deliver the Closing Shares to the Selling Stockholders and deliver the Escrow Fund to the Escrow Agent;

             (ii) Richard Foudy ("Foudy") shall execute and deliver to the Purchaser and the Company, a Non-Competition Agreement in the form of Exhibit 1.3(b)(ii) attached hereto;

             (iii) each of the Key Employees shall execute and deliver to the Purchaser and the Company, a Non-Competition Agreement in the form of Exhibit 1.3(b)(iii) attached hereto;

             (iv) Foudy shall execute and deliver to the Purchaser and the Company a General Release in the form of Exhibit 1.3(b)(iv);

             (v) the Common Selling Stockholders shall resign from their positions as directors and officers of the Company;

             (vi) the Selling Stockholders shall deliver each of the termination agreements set forth in Sections 6.6 and 6.7 below; and

             (vii) Foudy shall execute and deliver to the Purchaser and the Company an employment agreement in the form of Exhibit 1.3(b)(vii) (the "Employment Agreement").

SECTION  2.   REPRESENTATIONS   AND   WARRANTIES  OF  THE  COMPANY  AND  SELLING
STOCKHOLDERS

     The Company and the Selling Stockholders jointly and severally, represent and warrant, to and for the benefit of the Indemnitees, as follows:

     2.1 Due Organization; No Subsidiaries; Etc.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all necessary power and authority:

             (i) to conduct its business in the manner in which its business is currently being conducted;

             (ii) to own and use its assets in the manner in which its assets are currently owned and used; and

             (iii) to perform its obligations under all the Company Contracts.

         (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "National Decision Systems".

         (c) Except as set forth in Schedule 2.1, the Company is not, and has never been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in
Schedule 2.1 of the Disclosure Schedule. The Company has filed for qualification in all states in which the Company has transacted business and/or in which employees of the Company reside except as set forth in Schedule 2.1(c).

         (d) Schedule 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

         (e) Neither the Company nor any of its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

         (f) The Company has no subsidiaries, and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

     2.2 Certificate of Incorporation and Bylaws; Records.

         (a) The Company has delivered to the Purchaser accurate and complete copies of:

             (i)  The  Company's   certificate  of  incorporation   and  bylaws,
including all amendments thereto;

             (ii) The stock records of the Company and

             (iii) The minutes and other records of the meetings and other proceedings (including actions taken by written consent or otherwise without a meeting) of the stockholders of the Company and the board of directors of the Company.

         (b) There have been no duly called and held meetings or other proceedings of the stockholders of the Company or the board of directors of the Company that are not fully reflected in such minutes or other records.

         (c) There has not been any violation of any of the provisions of the Company's certificate of incorporation or bylaws or of any resolution adopted by the Company's stockholders or the Company's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

         (d) The books of account, stock records, minute books and other records of the Company are accurate and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Company are in the actual possession and direct control of the Company. The Company has in place, and has at all times had in place, an adequate and appropriate system of internal controls which the Company reasonably believes to be at least as comprehensive and effective as the systems of internal controls customarily maintained by Comparable Entities.

     2.3 Capitalization, Etc.

         (a) The authorized capital stock of the Company immediately prior to Closing consists of:

             (i) 2,500 shares of authorized common stock, without par value, of which 630 shares are issued and are outstanding, and 100 shares of preferred stock, $.01 par value, of which 100 shares are issued and outstanding, and such issued and outstanding shares of Common Stock such issued and outstanding shares of Preferred Stock represent all of the Shares; and

             (ii) The Selling Stockholders have, and the Purchaser will acquire at the Closing, good and valid title to the Shares, free and clear of any Encumbrances. The Shares are owned by the Selling Stockholders in accordance with Schedule 2.3 of the Disclosure Schedule.

         (b) All of the Shares (i) have been duly authorized and validly issued without any Encumbrance, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. The Selling Stockholders have delivered to the Purchaser accurate and complete copies of the stock certificates evidencing the Shares.

         (c) Except as provided for in this Agreement, there is no:

             (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from the Company or any other Person any authorized shares of the capital stock or other securities of the Company or any issued and outstanding shares of the capital stock or other securities of the Company;

             (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company;

             (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

             (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

         (d) Except as set forth in Schedule 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by the Company were reacquired in full compliance with the applicable provisions of the New Jersey General Corporation Law and with all other applicable Legal Requirements.

         (e) Each Selling Stockholder legally owns his Shares of record, free and clear of all Encumbrances. There is no restriction affecting the ability of such Selling Stockholder to transfer the legal and beneficial title and ownership of the Shares to the Purchaser hereunder and on the Closing Date the Purchaser shall acquire record and beneficial title to the Shares free and clear of all Encumbrances.

     2.4 Financial Statements. The Company has delivered to the Purchaser the following financial statements and notes (collectively, the "Company Financial Statements"):

             (i) the monthly unaudited balance sheets of the Company for the fiscal years ending as of April 30, 2005, and April 30, 2004, and the related unaudited statements of operations, changes in stockholders' equity and cash flows of the Company for the years then ended.

             (ii) the monthly unaudited balance sheet of the Company as of November 30, 2005 and December 31, 2005 (collectively, the "Unaudited Interim Balance Sheet"), and the related unaudited statements of operations, changes in stockholders' equity and cash flows of the Company for the seven months then ended, together with the notes thereto.

         (a) All of the Company Financial Statements are accurate and complete in all respects. The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations, changes in stockholders' equity and cash flows of the Company for the periods covered thereby. Except as set forth on Schedule 2.4(a), the Company Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

         (b) Except as set forth on Schedule 2.4(a), the Company Financial Statements reflect or provide in accordance with GAAP for all claims against, debts and liabilities of the Company, fixed, contingent or other, including, without limitation, those relating to all federal, state, county and local income, franchise and real and personal property taxes as at the dates thereof and any such tax which accrues as a result of the transaction provided for in this Agreement. Except as set forth in the Company Financial Statements, the Company has no known material liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, to the extent that GAAP requires the Company Financial Statements to reflect such liabilities and obligations.

         (c) The general ledgers and books of account of the Company are in all material respects complete and correct, all business transactions of the Company have been recorded therein and such ledgers and books have been maintained in accordance with good business practices and in accordance with all applicable procedures required by laws, regulations and generally accepted accounting principles.

         (d) The Selling Stockholders and the Company have disclosed to the Buyer all material facts affecting the preparation of the Company Financial Statements.

     2.5 Absence of Changes. Except with respect to the authorization and issuance of the Preferred Shares, and as otherwise set forth in Schedule 2.5 of the Disclosure Schedule, since November 30, 2005:

         (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income, pipeline or prospects specifically set forth in any report provided by the Company to the Purchaser (or in any aspect or portion thereof), and to the Knowledge of the Company and the Selling Stockholders no event has occurred that might have an material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

         (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

         (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

         (d) the Company has not sold or otherwise issued any shares of capital stock or any other securities;

         (e) the Company has not amended its certificate of incorporation or bylaws and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (f) the Company has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Company in the Ordinary Course of Business;

         (g) the Company has not leased or licensed any asset from any other Person;

         (h) the Company has not made any capital expenditure in excess of $10,000.00;

         (i) the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except in the Ordinary Course of Business;

         (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

         (k) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

         (l) the Company has not made any loan or advance to any other Person;

         (m) the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

         (n) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract that is not an Excluded Contract;

         (o) no Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated;

         (p) the Company has not incurred, assumed or otherwise become subject to any Liability in excess of $10,000.00, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business;

         (q) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by the Company since November 30, 2005 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

         (r) the Company has not forgiven any debt or otherwise released or waived any right or claim;

         (s) the Company has not changed any of its methods of accounting or accounting practices in any respect;

         (t) the Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

         (u) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(t)" above.

     2.6 Title to Assets. The Company owns and has good and marketable title to all of the tangible and intangible personal properties and assets, other than the leaseholds referred to in Schedule 2.6 reflected on the Unaudited Interim Balance Sheet or used by the Company in its business if not so reflected, free and clear of all Encumbrances, except with respect to those Encumbrances to be satisfied at the Closing. Except as disclosed in Schedule 2.6, none of the fixed assets and machinery and equipment so reflected is subject to contracts of sale, and none is held by the Company as lessee or as conditional sales vendee under any lease or conditional sales contract. Except as disclosed in Schedule 2.6, the fixed assets and machinery and equipment so reflected are in a state of good repair and maintenance and are in good operating condition, normal wear and tear excepted. During the past three (3) years, there has not been any interruption of the operations of the Company's business due to the condition of any of the tangible and intangible personal properties and assets other than in the Ordinary Course of Business.

     2.7 Bank Accounts. Schedule 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution: (i) the name and location of the institution at which such account is maintained; (ii)the name in which such account is maintained and the account number of such account; (iii) a description of such account and the purpose for which such account is used; (iv) the current balance in such account; (v) the rate of interest, if any, being earned on the funds in such account; and (vi) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

     2.8 Receivables; Major Customers.

         (a) Schedule 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of November 30, 2005.

         (b) Except as set forth in Schedule 2.8 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since November 30, 2005 and have not yet been collected):

             (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and

             (ii) are current and will be collected in full (without any counterclaim or setoff) on or within ninety (90) days of Closing, subject to the reserve for bad debt reflected in the Company's balance sheet as of November 30, 2005.

             (iii) Schedule 2.8 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the gross revenues received from, the twenty (20) largest customers (each a "Material Customer") of the Company for the year ended April 30, 2005 and for the seven
(7) month period ended November 30, 2005 (rounded to the nearest $1,000.00). The Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any Material Customer or other Person identified in Schedule 2.8 of the Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Material Customer with the Company below historical levels.

     2.9 Inventory. The inventory levels maintained by the Company (i) are not excessive in light of the Company's Ordinary Course of Business and (ii) are adequate for the conduct of the Company's operations in the Ordinary Course of Business.

     2.10 Equipment, Etc.

         (a) Schedule 2.10 of the Disclosure Schedule accurately identifies all equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by the Company. Schedule 2.10 also accurately identifies all tangible assets leased to the Company.

         (b) Each asset identified or required to be identified in Schedule 2.10 of the Disclosure Schedule:

             (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

             (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all Legal Requirements; and

             (iii) is adequate for the uses to which it is being put.

     2.11 Real Property. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Schedule 2.13 of the Disclosure Schedule. Schedule
2.11 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises.

     2.12 Intellectual Property.

         (a) Schedule 2.12(a) of the Disclosure Schedule accurately identifies and describes:

             (i) in Schedule 2.12(a)(i) of the Disclosure Schedule, each proprietary product developed, manufactured, marketed, or sold by the Company at any time since January 1, 2000 and any product or service currently under development by the Company;

             (ii) in Schedule 2.12(a)(iii) of the Disclosure Schedule: (A) all Intellectual Property Rights or Intellectual Property licensed to the Company (other than any non-customized software that: (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, (2) is not incorporated into, or used directly in the development, manufacturing or distribution of, the products or services of the Company and
(3) is generally available on standard terms for less than $10,000.00); (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to the Company; and (C) whether the license or licenses so granted to the Company are exclusive or nonexclusive; and

             (iii) in Schedule 2.12(a)(iii) of the Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP.

         (b) the Company has provided to the Purchaser a complete and accurate copy of each standard form of Company IP Contract used by the Company at any time, including each standard form of: (i) end user license agreement; (ii) development agreement; (iii) distributor or reseller agreement; (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (vi) confidentiality or nondisclosure agreement. Schedule 2.12(b) of the Disclosure Schedule accurately identifies each Company IP Contract that deviates in any material respect from the corresponding standard form agreement provided to the Purchaser. Except for the nonexclusive licenses and rights granted in Contracts identified in Schedule 2.12(a)(iiii) of the Disclosure Schedule, the Company is not bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company IP anywhere in the world.

         (c) the Company does not own any ownership interest on any patent or patent application or in any registered IP. The Company exclusively owns all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to the Company, as identified in Schedule 2.12(a)(ii) of the Disclosure Schedule) free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Schedule 2.12(a)(ii) of the Disclosure Schedule). Without limiting the generality of the foregoing:

             (i) all documents and instruments necessary to perfect the rights of the Company in the Company IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

             (ii) each Person who is or was an employee or independent contractor of the Company and who is or was involved in the creation or development of any Company IP has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to the Company for which such Person was an employee or independent contractor and confidentiality provisions protecting the Company IP;

             (iii) no Company Employee has any claim, right (whether or not currently exercisable) or interest to or in any Company IP;

             (iv) no employee or independent contractor of the Company is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company; or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality;

             (v) no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP;

             (vi) the Company has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by the Company, or purported to be held by the Company, as a trade secret;

             (vii) since January 1, 2000, the Company has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right to any other Person;

             (viii) the Company is not now nor has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company IP; and

             (ix) the Company owns or otherwise has, and after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to conduct the business of the Company as currently conducted and currently planned by the Company to be conducted.

         (d) All Company IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

             (i) no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person;

             (ii) none of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company has or purports to have an ownership interest has been impaired;

             (iii) no application, if any, for a patent or for a copyright, mask work or trademark registration or any other type of Registered IP filed by or on behalf of the Company has been abandoned, allowed to lapse or rejected;

             (iv) Schedule 2.12(d)(iv) of the Disclosure Schedule accurately identifies and describes each filing, payment, and action, if any, that must be made or taken on or before the date that is 120 days after the date of this Agreement in order to maintain each such item of Company IP in full force and effect;

             (v) the Company has provided to the Purchaser complete and accurate copies of all applications, correspondence and other material documents, if any, related to each such item of Registered IP;

             (vi) no interference, opposition, reissue, reexamination or other Proceeding of any nature is or has been pending or, to the Knowledge of the Company and the Selling Stockholders, threatened, in which the scope, validity or enforceability of any Company IP is being, has been or could reasonably be expected to be contested or challenged; and

             (vii) there is no basis for and the Company has not received notice of a claim that any Company IP is invalid or unenforceable.

         (e) Neither the execution, delivery or performance of any of the Transactional Agreements nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Company IP; (ii) a breach of any Contract listed or required to be listed in Schedules 2.12(a)(ii) and 2.12(a)(iii) of the Disclosure Schedule; (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP.

         (f) To the Knowledge of the Company and the Selling Stockholders, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP.
Schedule 2.12(f) of the Disclosure Schedule accurately identifies (and the Company has provided to the Purchaser a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Company or any Representative of the Company regarding any actual, alleged or suspected infringement or misappropriation of any Company IP and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

         (g) The Company has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

             (i) no product, information or service ever manufactured, produced, distributed, published, used, provided or sold by or on behalf of the Company, and no Intellectual Property ever owned, used or developed by the Company, has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person;

             (ii) no infringement, misappropriation or similar claim or Proceeding is pending or to the Knowledge of the Company and the Selling Stockholders, has been threatened against the Company or against any other
Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Proceeding;

             (iii) the Company has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation by the Company of any Intellectual Property Right of another Person;

             (iv) the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim (other than pursuant to the standard forms of Company IP Contracts described in Section 2.12(b));

             (v) the Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right; and

             (vi) no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Company is pending to which the Company is a party or, to the Knowledge of the Company and the Selling Stockholders, has been threatened, except for any such claim or Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by the Company; or
(B) the manufacturing, distribution or sale of any product or service being developed, offered, manufactured, distributed or sold by the Company.

         (h) None of the Company Software: (i) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such software or any product or system containing or used in conjunction with such Company Software. The Company has provided to the Purchaser a complete and accurate list of all known bugs, defects and errors in each version and component of the Company Software.

         (i) None of the Company Software contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent.

         (j) None of the Company Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) could or does require, or could or does condition the use or distribution of such Company Software on, the disclosure, licensing or distribution of any source code for any portion of such Company Software; or (ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute any Company Software.

         (k) No source code for any Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. The Company does not has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Software to any other Person who is not, as of the date of this Agreement, an employee of the Company.

     2.13 Contracts.

         (a) Schedule 2.13 of the Disclosure Schedule identifies and provides a list of the Company Contracts, except for any Excluded Contract that calls for the Company to pay or receive any amount in excess of $5,000.00. The Company has delivered to the Purchaser accurate and complete copies of all the Company Contracts identified in Schedule 2.13 of the Disclosure Schedule, including all amendments thereto.

         (b) Each Company Contract is valid and in full force and effect in all material respects, and is enforceable by the Company in accordance with its terms. No Company Contract contains any term or provision that is extraordinary or that is otherwise not customarily found in Contracts historically entered into by the Company.

         (c) Except as set forth in Schedule 2.13 of the Disclosure Schedule:

             (i) no Person has violated or breached, or declared or committed any default under any Company Contract in a case in which such violation, breach or default remains uncured;

             (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a material violation or breach of any of the provisions of any Company Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

             (iii) the Company has never received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Contract in a case in which such violation, breach or default remains uncured; and

             (iv) the Company has not waived any of its rights under any the Company Contract.

         (d) Neither the Company nor the Selling Stockholders has received notice, written or otherwise, that any Person against which the Company has or may acquire any rights under any Company Contract is insolvent or is unable to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

         (e) Except as set forth in Schedule 2.13 of the Disclosure Schedule:

             (i) the Company has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Company has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

             (ii) the Company has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

         (f) The performance of the Company Contracts will not result in any violation of or failure to comply with any Legal Requirement; provided, however, that no representation is made as to any Legal Requirement that is not a Legal Requirement in the United States of America on the date hereof.

         (g) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract.

         (h) The Contracts identified in Schedule 2.13 of the Disclosure Schedule (the "Material Contracts") and the Excluded Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

         (i) Schedule 2.13 of the Disclosure Schedule identifies and provides a description of each currently proposed Company Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company.

     2.14 Liabilities; Major Suppliers.

         (a) The Company has no Liabilities, except for:

             (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet;

             (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) and accrued payroll incurred by the Company in the Ordinary Course of Business since November 30, 2005; and

             (iii)  the  Company's  obligations  under the  Contracts  listed in
Schedule 2.13 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

         (b) Schedule 2.14 of the Disclosure Schedule:

             (i) provides an accurate and complete breakdown and aging of the Company's accounts payable as of November 30, 2005;

             (ii) provides an accurate and complete list of all customer deposits and other deposits held by the Company as of the date of this Agreement; and

             (iii) provides an accurate and complete list of the Company's long-term debt as of the date of this Agreement.

         (c) Schedule 2.14 of the Disclosure Schedule accurately identifies, and provides an accurate and complete list of the amounts paid to, the twenty (20) largest suppliers and vendors of the Company for the year ended April 30, 2005 and for the seven (7) month period ended November 30, 2005, based on and listing the gross purchases (rounded to the nearest $1,000.00) (each a "Material Supplier"). Except as set forth on Schedule 2.14, no Material Supplier has canceled, terminated or otherwise modified, or threatened to cancel, terminate or otherwise modify its relationship with the Company during the twelve (12) months immediately preceding the Closing Date or has during such twelve (12) month period decreased its business with the Company. The Company is not a party to any contract or agreement (other than purchase orders) with any Material Supplier.

     2.15 Compliance With Legal Requirements.

         (a) Except as set forth in Schedule 2.15 of the Disclosure Schedule:

             (i) the Company is in full material compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

             (ii) the Company has at all times been in full material compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

             (iii) to the Knowledge of the Company and the Selling Stockholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement in effect in the United States of America on the date hereof; and

             (iv) the Company has never received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential material violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

         (b) The Company has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Company has current access to that addresses or otherwise relates to the compliance of the Company with, or the applicability to the Company of, any Legal Requirement.

         (c) To the Knowledge of the Company and the Selling Stockholders, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of the Company or any of the Selling Stockholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     2.16 Governmental Authorizations.

         (a) Schedule 2.16 of the Disclosure Schedule identifies:

             (i) each  Governmental  Authorization  that is held by the Company;
and

             (ii) to the Knowledge of the Company and the Selling Stockholders, each other Governmental Authorization that is held by any of the Company's employees and relates to or is useful in connection with the Company's business.

             (iii) the Company has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Schedule
2.16 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Schedule 2.16 of the Disclosure Schedule is valid and in full force and effect.

         (b) Except as set forth in Schedule 2.16 of the Disclosure Schedule:

             (i) the Company and its employees are, and at all times have been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 2.16 of the Disclosure Schedule;

             (ii) to the Knowledge of the Company and the Selling Stockholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in
Schedule 2.16 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Schedule 2.16 of the Disclosure Schedule;

             (iii) the Company has never received, and, to the Knowledge of the Company and the Selling Stockholders, no employee of the Company has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

             (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Schedule 2.16 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

         (c) The Governmental Authorizations identified in Schedule 2.16 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary
(i) to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

     2.17 Tax Matters.

         (a) Except as set forth on Schedule 2.17, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. (b) Schedule 2.17 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("the Company Returns"). All the Company Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. The Company has delivered to the Purchaser accurate and complete copies of all the Company Returns filed since December 31, 2002. Except as set forth on Schedule
2.17 also reflects the states in which business has been conducted by the Company but in which Company Returns have not been filed.

         (c) The Company Financial Statements, in accordance with GAAP, fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company will accrue, in the Ordinary Course of Business, in accordance with GAAP amounts adequate for the payment of the Taxes for the period from May 1, 2005 through the Closing Date, and the Company will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

         (d) Except as identified on Schedule 2.17 of the Disclosure Schedule, each Return relating to income Taxes that has been filed with respect to any period ended on or prior to November 30, 2005 has either (i) been examined and audited by all relevant Governmental Bodies, or (ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Schedule 2.17 of the Disclosure Schedule accurately identifies each examination or audit of any the Company Return that has been conducted since December 31, 2002. The Company has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Schedule 2.17 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person in respect of any Company Return), and no such extension or waiver has been requested from the Company.

         (e) Except as set forth in Schedule 2.17 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. The Company has not entered into or has become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

         (f) There is no agreement, plan, arrangement or other Contract covering any Company Employee that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.18 Employee and Labor Matters.

         (a) Schedule 2.18(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status):

             (i) the name of such employee and the date as of which such employee was originally hired by the Company;

             (ii) such employee's title, and a description of such employee's duties and responsibilities;

             (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Company through November 30, 2005 with respect to services performed in 2005;

             (iv) such employee's annualized compensation as of the date of this Agreement;

             (v) each Company Employee Plan in which such employee participates or is eligible to participate; and

         (b) Schedule 2.18(b) of the Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company; and Schedule 2.18(b) of the Disclosure Schedule accurately describes such benefits.

         (c) Except as disclosed in Schedule 2.18(b) of the Disclosure Schedule, the employment of each of the Company's employees is terminable by the Company at will. The Company has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

         (d) To the Knowledge of the Company and the Selling Stockholders:

             (i) no employee of the Company intends to terminate his employment with the Company;

             (ii) no employee of the Company has received an offer to join a business that may be competitive with the Company's business; and

             (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company; or (B) the Company's business or operations.

         (e) Schedule 2.18(e) of the Disclosure Schedule accurately sets forth, with respect to each independent contractor of the Company:

             (i) the name of such independent contractor and the date as of which such independent contractor was originally hired by the Company;

             (ii) a description of such independent contractor's duties and responsibilities;

             (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the Company with respect to services performed through November 30, 2005;

             (iv) the terms of compensation of such independent contractor; and

             (v) any Governmental Authorization that is held by such independent contractor and that relates to or is useful in connection with the Company's business.

         (f) Except as set forth in Schedule 2.18(f) of the Disclosure Schedule, the Company is not a party to or bound by, and has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

         (g) The Company is not engaged, and the Company has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of their employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. There are no and there never have been any actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company and the Selling Stockholders, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

     2.19 Employee Benefit Plans and Compensation.

         (a) Schedule 2.19(a) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Employee Plan and each Company Employee Agreement. The Company does not intend nor has it committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to the Purchaser in writing or as required by this Agreement).

         (b) The Company has delivered to the Purchaser: (i) correct and complete copies of all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents, if any; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, if any; (vi) all written materials provided to any Company Employee relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Company or any Company Affiliate; (vii) all correspondence to or from any Governmental Body relating to any Company Employee Plan; (viii) all COBRA forms and related notices; (ix) all insurance policies in the possession of the Company or any Company Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under
Section 401(a) of the Code, if any.

         (c) Each of the Company and Company Affiliates have performed all obligations required to be performed by them under each Company Employee Plan and are not in default or violation of, and neither the Company nor any of the Selling Stockholders have Knowledge of any default or violation by any other party to, the terms of any Company Employee Plan, and each Company Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code. Any Company Employee Plan intended to be qualified under
Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no claims or Proceedings pending, or, to the Knowledge of the Company and the Selling Stockholders, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Purchaser, the Company or any Company Affiliate (other than ordinary administration expenses). There are no audits, inquiries or Proceedings pending or, to the Knowledge of the Company and the Selling Stockholders, threatened by the IRS, DOL, or any other Governmental Body with respect to any Company Employee Plan. Neither the Company nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Each of the Company and Company Affiliates have made all contributions and other payments required by and due under the terms of each Company Employee Plan.

         (d) Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA. Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in or contributed to, any Company Pension Plan in which stock of the Company or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no transaction contemplated by this Agreement shall cause any such assets or insurance obligations to be less than such benefit obligations.

         (e) No Company Employee Plan provides (except at no cost to the Company or any Company Affiliate), or reflects or represents any liability of the Company or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to the Company or any Company Affiliate, neither the Company nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other Person that such Company Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

         (f) Except as set forth in Schedule 2.19(f) of the Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

         (g) Except as set forth in Schedule 2.19(g) of the Disclosure Schedule, each of the Company and Company Affiliates: (i) are, and at all times have been, in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) have withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company and the Selling Stockholders, threatened or reasonably anticipated claims or Proceedings against the Company or any Company Affiliate under any worker's compensation policy or long-term disability policy.

         (h) To the Knowledge of the Company and the Selling Stockholders, no shareholder nor any Company Employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person's efforts to promote the interests of the Company or that would interfere with the business of the Company or any Company Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Company or any Company Affiliate as presently conducted nor any activity of such shareholder or Company Employees in connection with the carrying on of the business of the Company or any Company Affiliate as presently conducted will, to the Knowledge of the Company and the Selling Stockholders, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such shareholders or Company Employees is now bound.

     2.20 Environmental Matters.

         (a) The Company is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

         (b) The Company has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Company in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Company becoming subject to, any such Liability.

         (c) Except as set forth in Schedule 2.20 of the Disclosure Schedule, the Company has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Schedule 2.20 of the Disclosure Schedule, the Company has ever permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

             (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Company;

             (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

             (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Company.

         (d) All property that is owned by, leased to, controlled by or used by the Company, and all surface water, groundwater, soil and air associated with or adjacent to such property:

             (i) is in clean and healthful condition;

             (ii) is free of any Hazardous Material and any harmful chemical or physical conditions; and

             (iii) is free of any environmental contamination of any nature.

         (e) Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by the Company, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by the Company:

             (i) is in sound condition; and

             (ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks.

     2.21 Performance of Services. All services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

         (a) The Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by, the Company on or at any time prior to the Closing Date.

         (b) Except as set forth in Schedule 2.21 of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) under or based upon any other warranty relating to any services performed by the Company. To the Knowledge of the Company and the Selling Stockholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

         (c) The Company has in place, and has at all times had in place, an adequate and appropriate quality control system.

     2.22 Insurance.

         (a) Schedule 2.22 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy currently maintained by or at the expense of, or for the direct or indirect benefit of, the Company:

             (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

             (ii) whether such policy is a "claims made" or an "occurrences" policy;

             (iii) a general description of the coverage provided by such policy and any non-standard terms and provisions of such policy;

             (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and

             (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

     Schedule 2.22 also identifies (1) each pending application for insurance that has been submitted by or on behalf of the Company, and (2) each self-insurance or risk-sharing arrangement affecting the Company or any of its assets. The Company has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Schedule 2.22 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Schedule 2.22 of the Disclosure Schedule.

         (b) Each of the policies  identified in Schedule 2.22 of the Disclosure
Schedule is valid, enforceable and in full force and effect in accordance with its term, and neither the Company nor the Selling Stockholders has received any notice that any issuer of the policies is not solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

         (c) Except as set forth in Schedule 2.22 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in
Schedule 2.22 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

         (d) The Company has never received:

             (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Schedule 2.22 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

             (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in
Schedule 2.22 of the Disclosure Schedule; or

             (iii) any indication that the issuer of any of the policies identified in Schedule 2.22 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

     2.23 Related Party Transactions. Except as set forth in Schedule 2.23 of the Disclosure Schedule:

         (a) no Related Party has, and no Related Party has any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

         (b) no Related Party is indebted to the Company;

         (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;

         (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company in any market served by the Company;

         (e) no Related Party has any claim or right against the Company; and

         (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

     2.24 Certain Payments, Etc. Neither the Company, nor any officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

         (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

         (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

         (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

         (d) performed any favor or given any gift which was not deductible for federal income tax purposes;

         (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

         (f) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

     2.25 Proceedings; Orders.

         (a) Except as set forth in Schedule 2.25 of the Disclosure Schedule, there is no pending Proceeding, and to the Knowledge of the Company or the Selling Stockholders, no Person has threatened to commence any Proceeding:

             (i) that involves the Company or that otherwise relates to or might affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

             (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

Except as set forth in Schedule 2.25 of the Disclosure Schedule, to the Knowledge of the Company and the Selling Stockholders, no event has occurred, and to the Knowledge of the Company and the Selling Stockholders, no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         (b) Except as set forth in Schedule 2.25 of the Disclosure Schedule, no Proceeding has ever been commenced by or against the Company; and no Proceeding otherwise involving or relating to the Company has been pending or threatened at any time.

         (c) the Company has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in Schedule 2.25 of the Disclosure Schedule.

         (d) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject; and none of the Selling Stockholders is subject to any Order that relates to the Company's business or to any of the assets owned or used by the Company.

         (e) To the Knowledge of the Company and the Selling Stockholders, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         (f) To the Knowledge of the Company and the Selling Stockholders, there is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company or any of the Selling Stockholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     2.26 Authority; Binding Nature of Agreements.

         (a) The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its stockholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (b) Each Selling Stockholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Stockholder's obligations under each of the Transactional Agreements to which such Selling Stockholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of each Selling Stockholder who is a party thereto, and will be enforceable against such Selling Stockholder in accordance with its terms.

         (c) The Agent has the unrestricted right, power, authority and capacity to act for and bind each of the Selling Stockholders with respect to all matters relating to the Transactional Agreements and the Transactions.

     2.27 Non-Contravention; Consents. Except as set forth in Schedule 2.27 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the Selling Stockholders, or any of the assets owned or used by the Company, is subject;

         (c) cause the Company, to become subject to, or to become liable for the payment of, any Tax, except in the Ordinary Course of Business;

         (d) cause any of the assets owned or used by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

         (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

         (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract;

         (g) give any Person the right to (i) declare a default or exercise any remedy under any the Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract;

         (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders is bound; or

         (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

Except as set forth in Schedule 2.27 of the Disclosure Schedule, neither the Company nor any of the Selling Stockholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     2.28 Brokers. Except as set forth on Schedule 2.28, neither the Company nor any of the Selling Stockholders has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     2.29 Stockholders. Each stockholder for himself severally, except with respect to Foudy, whose liability shall be joint and several, represent and warrant as follows:

         (a) Each Selling Stockholder has the capacity and financial capability to comply with and perform all of such Selling Stockholder's covenants and obligations under each of the Transactional Agreements to which such Selling Stockholder is or may become a party.

         (b) No Selling Stockholder:

             (i) has, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Stockholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Stockholder's assets, (D) admitted in writing such Selling Stockholder's inability to pay such Selling Stockholder's debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such Selling Stockholder's ability to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements; or

             (ii) is subject to any Order that may have an adverse effect on such Selling Stockholder's ability to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements.

         (c) There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any Selling Stockholder to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

     2.30 Full Disclosure.

         (a) None of the Transactional Agreements contains any untrue statement of fact on the part of the Company or the Selling Stockholders; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

         (b) Except as set forth in Schedule 2.30 of the Disclosure Schedule, there is no fact within the Knowledge of the Company or any of the Selling Stockholders (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities generally) that (i) may have an adverse effect on the
Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company or any of the Selling Stockholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or
(ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         (c) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of the Company or any of the Company's Representatives, is accurate and complete in all respects.

         (d) The Company and the Selling Stockholders have provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the Company's records.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents and warrants, to and for the benefit of the Selling Stockholders, as follows:

     3.1 Acquisition of Shares. The Purchaser is not acquiring the Shares with the current intention of making a public distribution thereof.

     3.2 Authority; Binding Nature of Agreement. At the Closing:

         (a) The Purchaser will have the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

         (b) the execution, delivery and performance of this Agreement by the Purchaser will have been duly authorized by all necessary action on the part of the Purchaser and its board of directors; and

         (c) this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     3.3 Brokers. Except with respect to DecisionPoint International, the Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     3.4 Accuracy of Information Furnished. No representation, statement or information made or furnished by the Purchaser to the Selling Stockholders, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the representation, information or statement not misleading.

     3.5 Capital Stock. The Purchaser's quarterly report on Form 10-Q filed with the Securities Exchange Commission ("SEC") on October 27, 2005, with respect to the fiscal quarter ended September 30, 2005 (the "Form 10-Q"), sets forth the true and complete description of the authorized and outstanding shares of Capital Stock of the Purchaser as of September 30, 2005. Purchaser has duly authorized and reserved for issuance of the Closing Shares and the Earnout Shares, and, when issued in accordance with the terms of this Agreement and the Earnout Agreement, the Closing Shares and the Earnout Shares shall be validly issued, fully paid and non-assessable and free of pre-emptive rights. No action by the Stockholders or any further action by the Board of Directors of the Purchaser is required for the issuance of the Closing Shares or the Earnout Shares, if any, provided, however, that the conditions set forth in this Agreement and the Earnout Agreement are met with regard to such issuance. Purchaser's common stock is traded on NASDAQ under the symbol "EDGW".

     3.6 SEC Filings; Disclosure. Purchaser has timely filed with the SEC all material forms, statements, reports and documents required to be filed by it prior to the date hereof under each of the 1933 Act, the 1934 Act, and the respective rules and regulations thereunder (the "SEC Filings"), (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements in the appropriate Acts and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein and are necessary to make the statements made therein, in light of the circumstances under which they were made at the time they were made, not misleading.

     3.7 Noncontravention. Neither of the execution and delivery of any of the Transaction Agreements, nor the consummation and performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (i) any of the provisions of the Purchaser's Certificate of Incorporation or By-laws, (ii) any resolution adopted by the Purchaser's Board of Directors or any committee of the Purchaser's Board of Directors, or (iii) give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or to obtain any relief under, any Legal Requirement or any Order to which the Purchaser is subject.

SECTION 4. INTENTIONALLY DELETED.

SECTION 5. INTENTIONALLY DELETED.

SECTION 6. COMPANY AND SELLING STOCKHOLDERS' CLOSING OBLIGATIONS

     6.1 Performance of Obligations.

         (a) The Company shall execute and deliver each of the agreements required to be executed and delivered by the Company pursuant to Section 1.3(b).

         (b) The Selling Stockholders shall deliver to the Purchaser the certificates representing the Shares as required by Section 1.3(b)(i), and each Selling Stockholder shall execute and deliver each of the other documents required to be executed and delivered by such Selling Stockholders pursuant to
Section 1.3(b).

         (c) All of the other covenants and obligations that the Company and the Selling Stockholders are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         (d) At the Closing, the Company and the Selling Stockholders shall deliver to the Purchaser such other documents as the Purchaser may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Company and the Selling Stockholders,
(ii) evidencing the compliance of the Company and the Selling Stockholders with any covenant or obligation set forth in this Agreement or any other Transaction Agreement, or (iii) otherwise facilitating the consummation and performance of any of the Transactions.

         (e) A payoff letter relating the Company's existing line of credit with PNC Bank shall be provided.



     6.2 Approval of Purchaser's Board of Directors; Consents.

         (a) The Purchaser's board of directors shall have ratified the execution of this Agreement by the Purchaser and shall have approved the consummation of the Transactions.

         (b) Each of the Consents identified in Schedule 2.27 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

     6.3 No Adverse Change. There shall have been no material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement.

     6.4 Preferred Stock. The Company shall deliver documented evidence, in form and substance satisfactory to Purchaser, in its sole discretion, concerning the valid authorization and issuance of the issued and outstanding Preferred Stock of the Company, in accordance with the representations and warranties set forth in this Agreement and containing the statement of designation and terms governing such Preferred Stock in accordance with the terms attached hereto as Annex B.

     6.5 Additional Documents/Obligations. Purchaser shall receive the following documents:

         (a) an opinion letter from Connell Foley LLP, counsel to the Company and the Selling Stockholders, dated the Closing Date, in the form of Exhibit 6.5;

         (b) such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Company or any of the Selling Stockholders, (ii) evidencing the compliance by the Company or any of the Selling Stockholders with, or the performance by the Company or any of the Selling Stockholders of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 6, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

         (c) evidence, satisfactory to the Purchaser, that the Company has obtained an error and omissions insurance policy, in coverage amounts and terms satisfactory to the Purchaser, that provides coverage to the Company for events or actions that occurred in the two (2) years prior to the Closing and could give rise to a claim.

         (d) evidence, satisfactory to the Purchaser, that the Company and/or Selling Stockholders have paid the Transaction Payments.

         (e) a Certificate of Good Standing with respect to the Company from the State of New Jersey and any other state in which the Company is qualified to do business, each dated within a reasonable period prior to the Closing.

         (f) a certificate signed by the necessary Company officers or employees, or such other persons as have authority to act on behalf of the Company with respect to the Company's bank accounts, authorizing new officers of the Company as appointed by the Purchaser on the Closing Date to exercise authority after the Closing with respect to each such bank account or other financial institution account of the Company.

         (g) a  certificate,  validly  executed by the secretary of the Company, certifying as to (i) the terms and effectiveness of the Articles of Incorporation and the By-laws of the Company, and (ii) resolutions of the Board of Directors of the Company approving this Agreement and the consummation the transactions contemplated hereby.

     6.6 Termination/Amendment of Certain Agreements. The Company and the Selling Stockholders shall deliver to the Purchaser evidence of the following (to the satisfaction of Purchaser):

         (a) Termination of all current employment agreements and arrangements with all of the Selling Stockholders, including, without limitation, a certain Employment Agreement dated May 31, 1982 by and between the Company and Foudy, excluding the Allard Agreement (as hereinafter defined).

         (b) Discharge and satisfaction of all the Company's obligations relating to the redemption of prior stockholders shares of the Company's Common stock, including, without limitation, Stock Redemption Agreements dated April 5, 2005, between the Company and David Coler and Gloria J. Ryan, including, without limitation, a release of any and all stock pledge agreements relating to such transactions.

         (c) Discharge and satisfaction of Foudy's obligations in the Stock Purchase Agreement dated April 30, 1996, by and between Foudy and Stephen H. Colitz, including, without limitation, a release of any and all stock pledge or escrow agreements relating to such transaction.

         (d) The Colitz Purchase Agreement

         (e) Executed customer contracts with Blackstone (and its subsidiaries) and JM Smuckers, in form and substance satisfactory to Purchaser.

         (f) Termination and/or amendment of those certain non-competition provisions set forth in a Consulting Agreement dated July 5, 2005, as amended with Medco Health Solutions, Inc.

         (g) An Amendment to the Company's Employment Agreement with Ken Allard dated November 30, 2005 (the "Allard Agreement") in form and substance satisfactory to the Purchaser.

     6.7 Termination of Company Employee Plans. The Company shall take all such actions that are necessary or appropriate to terminate all Company Employee Plans (other than medical or health plans), effective as of the day immediately preceding the Closing Date, including, without limitation, the Company's retirement and pension plans, including, without limitation, the Company's Simplified Employee Pension plan. The Purchaser shall receive from the Company evidence that the Company's plans and/or programs have been terminated pursuant to resolutions of the Company's Board of Directors (the form and substance of such resolution shall be subject to review and approval of the Purchaser), effective as of the day immediately preceding the Closing Date. The Company shall terminate any and all group health and welfare plans effective as of the time the Purchaser's health and welfare plan coverage becomes available to any of the Company's employees retained by Purchaser subsequent to the Closing.

SECTION 7. PURCHASER'S CLOSING OBLIGATIONS

     7.1 Additional Documents; Obligations. At the Closing, the Selling Stockholders shall receive the following documents: (a) an Opinion Letter from Counsel to the Purchaser, dated as of the Closing Date, in substantially the form of Exhibit 7.1(a); (b) such other documents as the Selling Stockholders may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation and warranty made by the Purchaser, (ii) evidencing the compliance of Purchaser with, any covenant or obligation set forth in this Agreement or any other Transaction Agreement, (iii) otherwise facilitating the consummation and performance of any of the Transactions; (iv) evidence, satisfactory to the Selling Stockholders that the Purchaser has obtained an error and omissions insurance policy that provides coverage to the Company for events or actions that occur on or after the Closing Date and could give rise to a claim; (v) a Certificate of Good Standing with respect to the Purchaser from the State of Delaware, and (vi) a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Certificate of Incorporation and By-laws of the Company, and (ii) resolutions of the Board of Directors of the Company approving the Agreement and the consummation of the transactions contemplated hereby.

SECTION 8. INTENTIONALLY DELETED.

SECTION 9. INDEMNIFICATION, ETC.

     9.1 Survival of Representations and Covenants.

         (a) Subject to the duration and time limitations set forth in Section 9.1(b) below, the representations, warranties, covenants and obligations of each party shall survive the occurrence of each of the following:

             (i) the Closing and the sale of the Shares to the Purchaser;

             (ii) any sale or other disposition of any or all of the Shares by the Purchaser;

             (iii)  any  Acquisition   Transaction   effected  by  or  otherwise
involving the Purchaser or the Company; and

             (iv) any other events or occurrences occurring after the Closing.

         (b) All the representations, warranties, covenants and obligations contained in this Agreement shall survive for a period of two (2) years after the Closing, unless waived in writing by the party for whose benefit these representations and warranties have been given; provided, however, that (i) the representations and warranties of the Selling Stockholders set forth in Section
2.3 shall survive the Closing  indefinitely  (the "Indefinite  Representations")
and (ii) the representations and warranties of the Selling Stockholders set forth in Sections 2.1, 2.4, 2.8, 2.17, 2.19 and 2.20 (the "SOL
Representations"), and with the Indefinite Representations collectively, the "Survival Representations") shall survive until the expiration of the applicable statute of limitations. Notwithstanding the foregoing the Purchaser's payment obligations shall survive the Closing, in accordance with the terms and conditions of this Agreement.

         (c) Except as may be set forth in the Disclosure Schedule to this Agreement, the representations, warranties, covenants and obligations of the Company and the Selling Stockholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

         (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Selling Stockholders in this Agreement.

     9.2 Indemnification by Selling Stockholders.

         (a) Foudy shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

             (i) any Breach of any representation or warranty made by the Company or any of the Selling Stockholders in this Agreement as of the date of this Agreement;

             (ii) Intentionally Deleted.

             (iii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule, or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Company or any of the Company's Representatives;

             (iv) any Breach of any covenant or obligation of the Company or any of the Selling Stockholders;

             (v) any Liability to which the Company or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any service performed, by or on behalf of the Company on or at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Company at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Company on or at any time prior to the Closing Date;

             (vi) any matter  identified  or  referred  to in  Schedule  2.15 or
Schedule 2.25 of the Disclosure Schedule;

             (vii) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(iii)," "(iv)," "(v)" or "(vi)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
9); and

             (viii) any Specific Indemnity Liability.

         (b) Any Damages that the Company may suffer or incur for which any of the Selling Stockholders may be liable under the foregoing shall be deemed Damages suffered or incurred by the Purchaser. Nothing contained in this Section 9.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (iii) limiting the rights of the Company or any of the other Indemnitees under this Section 9.2.

         (c) It is expressly stated herein that none of the Preferred Selling Stockholders shall have any liability for any Damages or any indemnification obligation to the Purchaser or the Company. The Preferred Selling Stockholders shall no liability whatsoever, regardless of the nature or manner of the claim, Breach or Damages.

     9.3 Threshold.

         (a) Subject to Section 9.3(b), Foudy shall not be required to make any indemnification payment pursuant to Sections 9.2(a)(i) or 9.2(a)(iii) for any Breach as set forth in such Sections until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $50,000.00 in the aggregate (the "Basket"). At such time as the total amount of such Damages exceeds $50,000.00 in the aggregate, the Indemnitees shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $50,000.00). Notwithstanding anything to contrary contained herein, in no event shall the indemnification obligations of Foudy exceed the aggregate amount and value of the Closing Consideration, Escrow Fund, and Earnout Consideration received by all of the Selling Stockholders, including, without limitation, Foudy (the "Indemnity Limitation").

         (b) The Basket limitation set forth in Section 9.3(a) shall not apply to (i) any Breach of any of the Specified Representations, or (ii) any Breach arising directly or indirectly from any circumstance of which the Company or any of the Selling Stockholders had Knowledge on or prior to the Closing Date, (iii) any Breach based on any acts or misconduct of the Company and one or more of the Selling Stockholders, with an intent to defraud or to make a willful, intentional or reckless misrepresentation or willful omission of a material fact in connection with this Agreement and the transactions contemplated hereby or thereby ("Fraud Claims"), or (iv) any Specific Indemnity Liability. The Indemnity Limitation set forth in Section 9.3(a) shall not apply to any Fraud Claims.

         (c) The Purchaser shall not be required to make any indemnification payment pursuant to Section 9.6 for any Breach as set forth in such Section until such time as the total amount of all Damages (including the Damaged arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by the Selling Stockholder, or to which any one or more of the Selling Stockholders has or have otherwise become subject, exceeds $50,000.00 in the aggregate. At such time as the total amount of such Damages exceeds $50,000.00 in the aggregate, the Selling Stockholders shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $50,000.00). Notwithstanding anything to the contrary contained herein, in no event shall the indemnification obligations of the Purchaser, with respect to each Selling Stockholder, exceed the aggregate amount and value of the Closing Consideration, Escrow Fund, Closing Shares and Earnout Consideration received by such Selling Stockholder.

         (d) In the event that the Indemnitees are entitled to indemnification for Damages from the Selling Stockholders, Foudy shall satisfy any such claim for Damages with cash, until the aggregate cash portion of the Indemnity Limitation (consisting of the Upfront Consideration, the cash portion of the Escrow Fund, and any Cash Consideration (as defined in the Earnout Agreement)) has been reached. Upon satisfaction of the aggregate cash portion of the Indemnity Limitation, any remaining Damages incurred by the Purchaser shall be satisfied by Foudy's Closing Shares and/or Earnout Shares; provided, however, with respect to Foudy's indemnification obligations only, during the period in which the Closing Shares or the Earnout Shares are subject to any restrictions contained in the Lockup Agreement, the value of each Closing Share or Earnout Share shall be equal to the value of each Closing Share or Earnout Share as of the date of Foudy's receipt regardless of the actual value of each Closing Share or Earnout Share as of the date of the claim.

     9.4 Right to Require Cure of Breach. Without limiting the generality of anything contained in Section 9.2, if there is any Breach of any representation or warranty made by the Company or any of the Selling Stockholders of the types specified in Sections 9.2(a)(i) or 9.2(a)(iii), then Foudy, shall be obligated to pay such amounts to the Company and take such other actions as the Purchaser may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to the Company or the Purchaser).

     9.5 No Contribution. Each Selling Stockholder waives, and acknowledges and agrees that such Selling Stockholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company in connection with any indemnification obligation or any other Liability to which such Selling Stockholder may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

     9.6 Indemnification by the Purchaser. Subject to Sections 9.3(a) and (c):

         (a) The Purchaser shall hold harmless and indemnify each of the Selling Stockholders and their respective heirs, personal representatives, successors and assigns from and against, and shall compensate and reimburse each of the Selling Stockholders for, any Damages which are directly or indirectly suffered or incurred by any of the Selling Stockholders or to which any of the Selling Stockholders may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

             (i) any Breach of any representation or warranty made by the Purchaser in this Agreement as of the date of this Agreement;

             (ii) any Breach of any representation or warranty made by the Purchaser in this Agreement as if such representation and warranty had been made on and as of the Closing Date;

             (iii) any Breach of any covenant or obligation of the Purchaser;

             (iv) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii),"or "(iii)," above (including any Proceeding commenced by any Selling Stockholder for the purpose of enforcing any of its rights under this Section
9).

     9.7 Setoff. Subject to Section 9.3, in addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to set off any amount that may be owed to any Indemnitee under this Section 9 against any amount otherwise payable by any Indemnitee to the Agent or any of the Selling Stockholders.

     9.8 Non-exclusivity of Indemnification Remedies. The indemnification remedies and other remedies provided in this Section 9 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 9 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

     9.9 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which Foudy (the "Indemnifying Party") may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 9, the Indemnifying Party shall have the right, at its election, to assume the defense of such claim or Proceeding at the sole expense of the Indemnifying Party. If the Indemnifying Party so elects to assume the defense of any such claim or Proceeding:

         (a) the Indemnifying Party shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

         (b) the Purchaser shall make available to the Indemnifying Party any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

         (c) the Indemnifying Party shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

         (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding at its own cost and expense; and

         (e) the Indemnifying Party shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser, which shall not be unreasonably withheld.

If the Indemnifying Party does not elect to assume the defense of any such claim or Proceeding, or if the Indemnifying Party fails to elect to assume the defense of any such claim or Proceeding, the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

             (i) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Indemnifying Party;

             (ii) the Indemnifying Party shall make available to the Purchaser any documents and materials in the possession or control of any of the Indemnifying Party that may be necessary to the defense of such claim or Proceeding;

             (iii) the Purchaser shall keep the Indemnifying Party informed of all material developments and events relating to such claim or Proceeding; and

             (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Agent; provided, however, that the Agent shall not unreasonably withhold such consent.

     9.10 Exercise of Remedies by Indemnitees Other Than Purchaser. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

     10.1 Liability. Subject to Section 9.5:

         (a) the Selling Stockholders agree that they shall be jointly and severally liable with the Company for the due and timely compliance with and performance of each of the covenants and obligations of the Company and the other Selling Stockholders set forth in this Agreement;

         (b) the Company agrees that, prior to the Closing, the Company shall be joint and severally liable with each Selling Stockholder for the due and timely compliance with and performance of each of the covenants and obligations of such Selling Stockholder set forth in this Agreement (including the indemnification obligations of such Selling Stockholder set forth in Section 9).

     10.2 Selling Stockholders' Agent.

         (a) The Selling Stockholders hereby irrevocably nominate, constitute and appoint Foudy as the agent and true and lawful attorney-in-fact of the Selling Stockholders (the "Agent"), with full power of substitution, to act in the name, place and stead of the Selling Stockholders for purposes of executing any documents and taking any actions that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with any of the Transactional Agreements or any of the Transactions. Foudy hereby accepts his appointment as Agent.

         (b) The Selling Stockholders hereby grant to the Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Selling
Stockholders (in the name of any or all of the Selling Stockholders or otherwise) any and all documents that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate (including the General Release referred to in Section 1.3(b)(iv), and any amendment to or waiver of rights under any of the Transactional Agreements). Notwithstanding anything to the contrary contained in any of the Transactional Agreements:

             (i) the Purchaser shall be entitled to deal exclusively with the Agent on all matters relating to the respective Transactional Agreements and the respective Transactions (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Selling Stockholder); and

             (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Stockholder by the Agent, and on any other action taken or purported to be taken on behalf of any Selling Stockholder by the Agent, as fully binding upon such Selling Stockholder.

         (c) The Selling Stockholders recognize and intend that the power of attorney granted in Section 10.4(a):

             (i) is coupled with an interest and is irrevocable;

             (ii) may be delegated by the Agent; and

             (iii) shall survive the death or incapacity of each of the Selling Stockholders.

         (d) The Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by his to be genuine and to have been telexed, telegraphed, faxed or cabled by a Selling Stockholder or to have been signed and presented by a Selling Stockholder.

         (e) If the Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Selling Stockholders shall, within ten days after such death or disability, appoint a successor to the Agent and immediately thereafter notify the Purchaser of the identity of such successor. Any such successor shall succeed the Agent as Agent hereunder. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Selling Stockholders.

         (f) All expenses incurred by the Agent in connection with the performance of his duties as Agent shall be borne and paid by the Selling Stockholders.

     10.3 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

     10.4 Fees and Expenses.

         (a) Without limiting the generality of anything contained in Section 10.4(b), except as set forth on Schedule 10.4, the Selling Stockholders shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to counsel for the Company) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Company or any of the Selling Stockholders in connection with:

             (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions;

             (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the Company's business (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review);

             (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions;

             (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and

             (v) the consummation and performance of the Transactions.

Except as set forth in Schedule 10.4, the Company shall not bear or pay, and the Selling Stockholders shall not permit the Company to bear or pay, any such fees, costs or expenses.

         (b) Subject to the provisions of Section 9 (including the indemnification and other obligations of the Selling Stockholders thereunder) and the provisions of Section 10.4(c), the Purchaser shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with:

             (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions;

             (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the Company's business;

             (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and

             (iv) the consummation and performance of the Transactions.

     10.5 Attorneys' Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Company:

                           National Decision Systems, Inc.
                           20 Harvard Mill Square
                           Wakefield, MA 01880
                           Attention: Kevin Rhodes
                           Facsimile: (781) 246-5901

                  if to any of the Selling Stockholders:

                           1701 Fence Row Drive
                           Fairfield, CT 06824
                           Facsimile:  858-815-6679
                           Attn: Richard Foudy, Agent

                           With a Copy to:
                           ---------------

                           Connell Foley LLP
                           2510 Plaza Five
                           Jersey City, NJ 07311-4029
                           Attention: Philip F. McGovern, Esq.
                           Phone:   973-535-0500
                           Fax: 973-535-9217
                           e-mail: pmcgovern@connellfoley.com


                  if to the Purchaser:

                           Edgewater Technology, Inc.
                           20 Harvard Mill Square
                           Wakefield, MA 01880
                           Attention: Kevin Rhodes
                           Facsimile: (781) 246-5901


                           with a copy to:
                           ---------------

                           Aaron A. Gilman, Esq.
                           Devine, Millimet & Branch, P.A.
                           300 Brickstone Square
                           9th Floor
                           Andover, MA 01810
                           Facsimile: (878)-470-0618

     10.7 Publicity. On and at all times after the Closing Date:

         (a) no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of any of the Selling Stockholders, and the Selling Stockholders shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential; and

         (b) each Selling Stockholder shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Selling Stockholder's possession that relates directly or indirectly to the business of the Company, the Purchaser or any affiliate of the Purchaser.

     10.8 Time of the Essence. Time is of the essence of this Agreement.

     10.9 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.11 Governing Law; Venue.

         (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

         (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of New Castle, Delaware. Each party to this Agreement:

             (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of New Castle, Delaware (and each appellate court located in the State of Delaware) in connection with any such legal proceeding;

             (ii) agrees that each state and federal court located in the County of New Castle, Delaware shall be deemed to be a convenient forum; and

             (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of New Castle, Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         (c) Each Selling Stockholder agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Selling Stockholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

         (d) Nothing contained in Section 10.11(b) or 10.11(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Company or any of the Selling Stockholders in any other forum or jurisdiction.

         (e) The Selling Stockholders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         (f) The Purchaser and the Selling Stockholders irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

     10.12 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Selling Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Selling Stockholders; the Purchaser; the other Indemnitees (subject to Section 9.10); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.13 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each Selling Stockholder agrees that:

         (a) in the event of any Breach or threatened Breach by such Selling Stockholder of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

         (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

     10.14 Waiver.

         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.15 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Agent.

     10.16 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.17 Parties in Interest. Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.18 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     10.19 Construction.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     10.20 Employment of Foudy. In accordance with the terms and conditions of the Employment Agreement, Foudy shall remain an employee of the Company.

                            Signature page to follow.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.


"Purchaser":                               EDGEWATER TECHNOLOGY, INC.
                                             a Delaware corporation


                                           By:  /s/ Kevin R. Rhodes
                                                --------------------------------
                                           Title: Chief Financial Officer
                                                  ------------------------------


"Company":                                 NATIONAL DECISION SYSTEMS, INC.
                                             a New Jersey corporation


                                           By:  /s/ Richard J. Foudy
                                                --------------------------------
                                           Title: President
                                                  ------------------------------



"Common Selling Stockholders":


                                           /s/ Richard J. Foudy
                                           -------------------------------------
                                           Richard J. Foudy


"Preferred Selling Stockholders":


                                           /s/ Mark Manfredi
                                           -------------------------------------
                                           Mark Manfredi

                                           /s/ Kenneth Allard
                                           -------------------------------------
                                           Kenneth Allard

                                           /s/ Mark Farrell
                                           -------------------------------------
                                           Mark Farrell

                                           /s/ Joanne Wortman
                                           -------------------------------------
                                           Joanne Wortman

                                           /s/ Daniel MacAndrew
                                           -------------------------------------
                                           Daniel MacAndrew

                                           /s/ Sundar Ranganathan
                                           -------------------------------------
                                           Sundar Ranganathan

EXHIBIT A
                               CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" means any transaction involving:

         (a) the sale or other disposition of all or any portion of the Company's business or assets (other than in the Ordinary Course of Business);

         (b) the issuance, sale or other disposition of (i) any capital stock of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company; or

         (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

     Agent. "Agent" shall have the meaning specified in Section 10.2 of the Agreement.

     Agreement. "Agreement" means the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Best Efforts. "Best Efforts" means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

     Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

     Cash. Cash means cash and cash equivalents (including marketable securities and short term investments.

     CERCLA.   "CERCLA"   means  the   Comprehensive   Environmental   Response,
Compensation and Liability Act.

     Closing. "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.

     Closing Consideration. "Closing Consideration" shall have the meaning specified in Section 1.2(b) of the Agreement.

     Closing Date. "Closing Date" shall have the meaning specified in Section 1.3(a) of the Agreement.

     Closing Date Net Working Capital. Closing Date Net Working Capital means, as reflected on the Estimated Closing Date Balance Sheet and subject to final determination based on the Final Closing Date Balance Sheet, the amount equal to the difference of: (x) the Company's current assets in accordance with GAAP, as of the date of Estimated Closing Date Balance Sheet, less (y) the sum of the amounts from the Estimated Closing Date Balance Sheet of all Liabilities.

     Closing  Shares.  "Closing  Shares"  shall have the  meaning  specified  in
Section 1.2(b) of the Agreement.

     COBRA. "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     Code. "Code" means the Internal Revenue Code of 1986.

     Colitz Accrual. "Colitz Accrual" shall mean an amount equal to the aggregate of (i) any severance or separation payments to be made by the Company pursuant to the Colitz Purchase Agreement, and (ii) the cost of any benefits provided to Colitz pursuant to the Colitz Purchase Agreement, which shall be accrued on the Estimated Closing Date Balance Sheet.

     Colitz Purchase Agreement. "Colitz Purchase Agreement" means a Stock Purchase Agreement by and between Colitz and Foudy.

     Company Affiliate. "Company Affiliate" means any Person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

     Company Contract. "Company Contract" means any Contract:

         (a) to which the Company is a party;

         (b) by which the Company or any of its assets is or will become bound or under which the Company has, or may become subject to, any obligation; or

         (c) under which the Company has or will acquire any right or interest.

     Company Employee. "Company Employee" means any current or former employee, independent contractor or director of the Company or any Company Affiliate.

     Company Employee Agreement. "Company Employee Agreement" means each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee which is terminable "at will" without any obligation on the part of the Company or any Company Affiliate to make any payments or provide any benefits in connection with such termination.

     Company Employee Plan. "Company Employee Plan" means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Company Employee, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, except such definition shall not include any Company Employee Agreement.

     Company IP. "Company IP" means all Intellectual Property Rights and Intellectual Property in which the Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

     Company IP Contract. "Company IP Contract" means any Contract to which the Company is or was a party or by which the Company is or was bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with or for the Company.

     Company Pension Plan. "Company Pension Plan" means each Company Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     Company  Returns.  "Company  Returns"  shall have the meaning  specified in
Section 2.17(a) of the Agreement.

     Company Software. "Company Software" means any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by the Company at any time (other than non-customized third-party software licensed to the Company for internal use on a non-exclusive basis).

     Comparable Entities. "Comparable Entities" means Entities (other than the Company) that are engaged in businesses similar to the Company's business.

     Consent. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Company and the Selling Stockholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

     DOL. "DOL" means the United States Department of Labor.

     Encumbrance. "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Estimated Closing Date Balance Sheet. "Estimated Closing Date Balance Sheet" means the estimated balance sheet of the Company, as of the close of business on the Closing Date, prepared in accordance with GAAP, and delivered to the Purchaser within two (2) days prior to the Closing Date.


     Excluded Contract. "Excluded Contract" means any the Company Contract that:

         (a) the Company has entered into in the Ordinary Course of Business;

         (b) is identical in all material respects to one of the Standard Form Agreements;

         (c) has a term of less than 90 days or may be terminated by the Company (without penalty) within 90 days after the delivery of a termination notice by the Company; and

         (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $10,000.

     Final Closing Date Balance Sheet. "Final Closing Date Balance Sheet" has the meaning set forth in Section 1.2(g).

     FMLA. "FMLA" means the Family Medical Leave Act of 1993, as amended.

     Foreign Plan. "Foreign Plan" means: (i) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body other than the United States; (ii) any Company Employee Plan maintained or contributed to by the Company or any Company Affiliate that is not subject to United States law; and (iii) any Company Employee Plan that covers or has covered Company Employees whose services are performed primarily outside of the United States.

     GAAP. "GAAP" means generally accepted accounting principles, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

     Governmental Authorization. "Governmental Authorization" means any:

         (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

         (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" means any:

         (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

         (d) multi-national organization or body; or

         (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

     Hazardous Material. "Hazardous Material" shall include:

         (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

         (b) any waste, gas or other substance or material that is explosive or radioactive;

         (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

         (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

         (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

     HIPAA. "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended.

     Indemnitees. "Indemnitees" means the following Persons:

         (a) the Purchaser;

         (b) the Purchaser's current and future affiliates (including the Company);

         (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

         (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

provided, however, that (i) the Company shall not be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) the Selling Stockholders shall not be deemed to be "Indemnitees."

     Intellectual Property. "Intellectual Property" means algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

     Intellectual Property Rights. "Intellectual Property Rights" means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(A)" through "(E)" above.

     IRS. "IRS" means the United States Internal Revenue Service.

     Key Employees. "Key Employees" means collectively the employees of the Company identified on Schedule 1.3(b)(iii).

     Knowledge. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

         (a) such individual is actually aware of such fact or other matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry or investigation concerning the truth or existence of such fact or other matter.

the Company shall be deemed to have "Knowledge" of a particular fact or other matter if any officer, employee or other Representative of the Company has Knowledge of such fact or other matter.

     Legal Requirement. "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Liability. "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Order. "Order" means any:

         (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

         (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

     Ordinary Course of Business. An action taken by or on behalf of the Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

         (a) such action is recurring in nature, is consistent with the Company's past practices and is taken in the ordinary course of the Company's normal day-to-day operations;

         (b) such action is taken in accordance with sound and prudent business practices; and

         (c) such action is not required to be authorized by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors and does not require any other separate or special authorization of any nature.

     PBGC. "PBGC" means the United States Pension Benefit Guaranty Corporation.

     Permitted Encumbrances. "Permitted Encumbrances" shall have the meaning set forth in Section of the Agreement.

     Person. "Person" means any individual, Entity or Governmental Body.

     Preliminary Closing Date Balance Sheet. "Preliminary Closing Date Balance Sheet" shall have the meaning set forth in Section 1.2(g) of the Agreement.

     Proceeding. "Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

     Purchase Consideration Adjustment. Purchase Consideration Adjustment means, subject to final determination based on the Final Closing Balance Sheet, the dollar amount derived by subtracting the Closing Date Net Working Capital from $1,600,000.

     Purchase Price. "Purchase Price" has the meaning specified in Section 1.2 of the Agreement.

     Registered IP. "Registered IP" means all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

     Related  Party.  Each of the  following  shall be deemed  to be a  "Related
Party":

         (a) each of the Selling Stockholders;

         (b) each individual who is, or who has at any time been, an officer of the Company;

         (c) each member of the family of each of the individuals referred to in clauses "(a)" and "(b)" above; and

         (d) any Entity (other than the Company) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

     Representatives. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Stockholders and all other Related Parties shall be deemed to be "Representatives" of the Company.

     Scheduled Closing Time. "Scheduled Closing Time" shall have the meaning specified in Section 1.3(a) of the Agreement.

     Selling  Stockholders.   "Selling  Stockholders"  shall  have  the  meaning
specified in the introductory paragraph of the Agreement.

     Shares. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

     Specific Indemnity. Specific Indemnity means any claim or Liability arising out of relating to (i) any disclosures made on Schedule 2.25 to the Disclosure Schedule, (ii) any employee or independent contractor related matter, regardless of whether such matter is disclosed in Schedule 2.18, including, without limitation, the reclassification of any of the current or former independent contractors of the Company as an employee of the Company or any tax payment or withholding or other obligations relating to the Company's engagement or use of current or former independent contractors or current or former temporary or leased employees of the Company, (iii) any Proceeding relating to Arescom, Inc. and New England Mutual Life Insurance Company, (iv) any severance payments (if any) relating to the Allard Agreement, (v) any failure of the Company to satisfy its obligations set forth in Sections 6.6(b) and (c), (vi) the repurchase of Colitz's equity interest in the Company, and (vii) any obligation or liability owing to Gloria Ryan under the Stock Redemption Agreement or Pledge Agreement dated April 5, 2005 between Gloria Ryan and the Company.

     Specific Indemnity Liability. Specific Indemnity Liability means any Liability arising out of or resulting from any Specific Indemnity.

     Specified   Representations.    "Specified   Representations"   means   the
representations and warranties set forth in Sections 2.1, 2.3, 2.4, 2.8, 2.17, 2.19, 2.20 and 2.27 of the Agreement.

     Standard Form Agreements. "Standard Form Agreements" means the forms of agreements attached to the Disclosure Schedule.

     Tax. "Tax" means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

     Tax Return. "Tax Return" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Transactional Agreements. "Transactional Agreements" means:

         (a) the Agreement;

         (b) the Non-Competition Agreement referred to in Section 1.3(b)(ii) of the Agreement;

         (c) the Non-Competition Agreement referred to in Section 1.3(b)(iii) of the Agreement;

         (d) the Escrow Agreement referred to in Section 1.2(d) of the Agreement;

         (e) the Lockup Agreement referred to in Section 1.2(c) of the Agreement;

         (f) the Employment Agreement referred to in Section 1.3(c)(viii); and

         (g) the General Release referred to in Section 1.3(b)(iv) of the Agreement.

     Transaction Payments. "Transaction Payments" means 8% of the Upfront Consideration to those employees of the Company set forth on Exhibit 1.2(b).

     Transactions.  "Transactions"  means (a) the  execution and delivery of the
respective   Transactional   Agreements,   and  (b)  all  of  the   transactions
contemplated by the respective Transactional Agreements, including:

             (i) the sale of the Shares by the Selling Stockholders to the Purchaser in accordance with the Agreement; and

             (ii) the performance by the Company, the Selling Stockholders and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by the Company, the Selling Stockholders and the Purchaser of their respective rights under the Transactional Agreements.

     Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 2.4(a)(iii) of the Agreement.

     Upfront Consideration. "Upfront Consideration" shall have the meaning set forth in Section 1.2(b) of the Agreement.